EXHIBIT 4

SPOTITEARLY, INC.

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE PREFERRED SHARES, AND NO PUBLIC MARKET MAY DEVELOP FOLLOWING THIS OFFERING.

THE PREFERRED SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. THE PREFERRED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBERS IN CONNECTION WITH THIS OFFERING.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE PREFERRED SHARES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE PREFERRED SHARES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF PREFERRED SHARES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE PREFERRED SHARES SHALL, UNDER

ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

1. SUBSCRIPTION.

(a) The undersigned (“Subscriber”) hereby irrevocably subscribes for and agrees to purchase such number of Preferred Shares as set forth on the subscription page (the “Preferred Shares”) of SpotItEarly, Inc., a Delaware corporation (the “Company”), at a purchase price of $7.15 per preferred share (the “Per Price”).

(b) Subscriber understands that the Preferred Shares are being offered pursuant to an Offering Circular dated ______ (as amended, the “Offering Circular”) filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision.

(c) The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Preferred Shares Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.  This subscription shall only be effective upon (1) completion of any additional documents and providing of any additional information as requested, (2) payment of the subscription amount, (3) acceptance of the subscription agreement by the Company and (4) receipt of the subscription amount by the Company.

(d) The Company may accept subscriptions until ______ unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the termination of this Offering (each a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event that the sale of the Preferred Shares (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of Subscriber, and the terms of this Subscription Agreement.

2. PURCHASE PROCEDURE.

The purchase price for the Preferred Shares shall be paid either (a) in full, simultaneously with Subscriber’s subscription or (b) on a monthly basis in the amount set forth on the signature page. Subscriber shall deliver payment for the aggregate purchase price of the Preferred Shares by a check for available funds made payable as directed by the Company, by ACH electronic transfer, credit card, debit card, or wire transfer to an account designated by the Company, or by any combination of such methods. Payment for the Preferred Shares shall be received as directed by the Company, from the undersigned by check, ACH electronic transfer credit card, debit card, or wire transfer of immediately available funds at least two days prior to the applicable Closing Date, in the amount or amounts as set forth on the signature page hereto. The undersigned shall receive notice and evidence of the digital entry of the number of the Preferred Shares owned by undersigned reflected on the books and records of the Company, which books and records shall bear a notation that the Preferred Shares were sold in reliance upon Regulation A. If the Subscriber elects to purchase on a monthly basis, the Subscriber may terminate the Subscriber’s monthly payment at any time.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Preferred Shares. The issuance, sale and delivery of the Preferred Shares in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Preferred Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement will be duly and validly issued, fully paid and non-assessable.

4. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Preferred Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s):

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Representations. Subscriber understands that the Preferred Shares have not been registered under the Securities Act. Subscriber also understands that the Preferred Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no public market for the Preferred Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Preferred Shares. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risks relating to the purchase of the Preferred Shares and an investment in the Company, including those risks set forth in the Offering Circular and in the Company’s filings with the SEC.

(d) Subscriber Determination of Suitability. Subscriber has evaluated the risks of an investment in the Preferred Shares including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of Subscriber’s investment in the Company.

(e) Accredited Investor Status or Investment Limits. Subscriber represents that either:

(i)Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or

(ii)The purchase price set out in the signature page to this Subscription Agreement, together with any other amounts previously used to purchase the Preferred Shares in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

5. SURVIVAL OF REPRESENTATIONS AND INDEMNITY. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6. JURISDICTION. The parties hereto hereby submit to the exclusive jurisdiction of any United States District Court for the District of Delaware and of any Delaware state court for purposes of all legal proceedings arising out of, or relating to, this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. This shall not apply to claims arising under the Securities Act and the Exchange Act.

7. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLE. THIS SHALL NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

8. CONSENT TO ELECTRONIC DELIVERY OF NOTICES, DISCLOSURES AND FORMS. Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, Subscriber’s investment in the Company and the Preferred Shares (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Subscriber hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Subscriber acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. Subscriber also acknowledges that an e-mail from the Company may be accessed by recipients other than Subscriber and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Subscriber further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Subscriber with paper versions of any Communications; (b) electronic Communications may be provided to Subscriber via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Subscriber. In order to view and retain the Communications, Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, Subscriber must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, Subscriber will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Subscriber through written notification. To facilitate these services, Subscriber must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, Subscriber will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Subscriber has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event Subscriber’s e-mail address on file is invalid; Subscriber’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in Subscriber’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, Subscriber agrees to each of the following: (1) if Subscriber does not consent to receive tax documents electronically, a paper copy will be provided, and (2) Subscriber’s consent to receive tax documents electronically continues for every tax year of the Company until Subscriber withdraws its consent by notifying the Company in writing.

9. RELIANCE UPON REPRESENTATIONS. I understand that the Company is relying upon the accuracy of the representations and warranties which I have made in this agreement. I agree to indemnify the Company (and any control persons of such entities) for any loss they may suffer as the result of any false or misleading warranty, representation or statement of facts which I have made in connection with the purchase of the Securities.

10.APPLICABLE LAW/ARBITRATION. This Subscription Agreement shall be governed by and construed in accordance with the laws of Delaware and, to the extent it involves any United States statute, in accordance with the laws of the United States. Any dispute, claim or controversy involving this Subscription Agreement, or the circumstances surrounding the sale of the securities described in this Subscription Agreement shall be settled through binding arbitration in accordance with the Commercial Rules of the American Arbitration Association in Newark, New Jersey.

11.NOTICES. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows:

If to the Company:61 W. Palisade Ave.

Englewood, NJ 0763

If to a Subscriber, to the Subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.

12. MISCELLANEOUS.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the capital stock of the Company is effected, then any new, substituted or additional Preferred Shares or other property which is distributed with respect to the Preferred Shares shall be immediately subject to this Subscription Agreement, to the same extent that the Preferred Shares, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. SUBSCRIPTION PROCEDURE FOR ONLINE PLATFORMS ONLY.

Each Subscriber, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Subscriber’s investment through the Platform and confirms such Subscriber’s electronic signature to this Agreement. Subscriber agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Subscriber’s acceptance of the terms and conditions of this Agreement.

Please make your check payable to:

Enterprise Bank & Trust, Escrow Agent for SpotitEarly, Inc.

Checks should be sent to: ENTERPRISE BANK

150 N. Meramec Avenue Clayton, MO 63105

If a check is preferred, please include the check (personal or corporate account is acceptable - cashier's check is not required) with the signed subscription agreement to the address above by overnight delivery.

A wire transfer for payment of the subscription to the bank account below is easiest for processing.

WIRE INSTRUCTIONS:

ABA # XXXXXXX ENTERPRISE BANK

150 N. MERAMEC AVENUE, CLAYTON MO 63105

CREDIT CLIENT’S NAME & ACCOUNT NUMBER

Account Name: Enterprise Bank & Trust, Escrow Agent for SpotitEarly, Inc.

Account Number: XXXXXXX

One Time Purchase:

Amount: $____________

Number of shares: ___________

Monthly Purchase:

Monthly Purchase amount: $____________

Number of shares: ___________

Subscriber details:

Name:

Street Address:

City:

State:

Postal Code:

Country:

Phone Number:

Email Address:

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

_________________, 2025	_________________________________
Date	Name of Subscriber

$_________________	_________________________________
Subscription Amount	Signature

__________________	_________________________________
# of Shares	Title (if the Subscriber is not a natural person)

The foregoing subscription is hereby accepted on behalf of SpotitEarly Inc., this ______ day of _________________, 2025.

SPOTITEARLY, INC.

By:

Name:

Title: